Exhibit 4(c)



















                              SOUTHERN ENERGY, INC.
                          BARGAINING UNIT SAVINGS PLAN






                            Effective January 1, 1998

                                TABLE OF CONTENTS




ARTICLE I..................................................................1


ARTICLE II.................................................................2
         2.1   Account.....................................................2
         2.2   Actual Deferral Percentage..................................2
         2.3   Actual Deferral Percentage Test.............................2
         2.4   Affiliated Employer.........................................3
         2.5   Annual Addition.............................................3
         2.6   Average Actual Deferral Percentage..........................3
         2.7   Beneficiary.................................................4
         2.8   Benefit Plan Administration Committee.......................4
         2.9   Board of Directors..........................................4
         2.10  Break-in-Service Date.......................................4
         2.11  Code........................................................4
         2.12  Common Stock................................................5
         2.13  Company.....................................................5
         2.14  Compensation................................................5
         2.15  Defined Benefit Plan Fraction...............................6
         2.16  Defined Contribution Plan Fraction..........................6
         2.17  Distributee.................................................7
         2.18  Direct Rollover.............................................7
         2.19  Elective Employer Contribution..............................7
         2.20  Eligible Employee...........................................7
         2.21  Eligible Participant........................................7
         2.22  Eligible Retirement Plan....................................7
         2.23  Eligible Rollover Distribution..............................8
         2.24  Employee....................................................8
         2.25  Employer Matching Contribution..............................8
         2.26  Enrollment Date.............................................8
         2.27  ERISA.......................................................9
         2.28  Excess Deferral Amount......................................9
         2.29  Excess Deferral Contributions...............................9
         2.30  Highly Compensated Employee.................................9
         2.31  Hour of Service.............................................9
         2.32  Investment Fund............................................10
         2.33  Limitation Year............................................10
         2.34  Non-Highly Compensated Employee............................10
         2.35  Normal Retirement Date.....................................10
         2.36  One-Year Break in Service..................................10
         2.37  Participant................................................10
         2.38  Plan.......................................................10
         2.39  Plan Year..................................................10
         2.40  Rollover Contributions.....................................11
         2.41  Surviving Spouse...........................................11
         2.42  Trust or Trust Fund........................................11
         2.43  Trust Agreement............................................11
         2.44  Trustee....................................................11
         2.45  Valuation Date.............................................11
         2.46  Voluntary Participant Contribution.........................11
         2.47  Year of Service............................................12


ARTICLE III...............................................................13
         3.1  Eligibility Requirements....................................13
         3.2  Participation upon Reemployment.............................13
         3.3  No Restoration of Previously Distributed Benefits...........14
         3.4  Loss of Eligible Employee Status............................14
         3.5  Rollovers from Other Plans..................................14


ARTICLE IV................................................................16
         4.1  Elective Employer Contributions.............................16
         4.2  Maximum Amount of Elective Employer Contributions...........16
         4.3  Distribution of Excess Deferral Amounts.....................16
         4.4  Additional Rules Regarding Elective Employer
                  Contributions...........................................18
         4.5  Section 401(k) Nondiscrimination Tests......................20
         4.6  Voluntary Participant Contributions.........................24
         4.7  Manner and Time of Payment of Elective Employer
                  Contributions and Voluntary Participant
                  Contributions...........................................24
         4.8  Change in Contribution Rate.................................25
         4.9  Change in Contribution Amount...............................25


ARTICLE V.................................................................26
         5.1  Amount of Employer Matching Contributions...................26
         5.2  Investment of Employer Matching Contributions...............26
         5.3  Payment of Employer Matching Contributions..................26
         5.4  Reversion of Company Contributions..........................26
         5.5  Correction of Prior Incorrect Allocations and
                  Distributions...........................................27


ARTICLE VI................................................................28
         6.1  Section 415 Limitations.....................................28
         6.2  Correction of Contributions in Excess of Section 415
                  Limits..................................................29
         6.3  Combination of Plans........................................31


ARTICLE VII...............................................................32
         7.1  Suspension of Contributions.................................32


ARTICLE VIII..............................................................33
         8.1  Investment Funds............................................33
         8.2  Investment of Participant Contributions.....................33
         8.4  Transfer of Assets between Funds............................33
         8.5  Change in Investment Direction..............................34
         8.6  Section 404(c) Plan.........................................34


ARTICLE IX................................................................36
         9.1  Establishment of Accounts...................................36
         9.2  Valuation of Investment Funds...............................36
         9.3  Rights in Investment Funds..................................36


ARTICLE X.................................................................38
         10.1 Vesting.....................................................38


ARTICLE XI................................................................39
         11.2 Notice of Withdrawal........................................41
         11.3 Form of Withdrawal..........................................41
         11.4 Minimum Withdrawal..........................................41
         11.5 Source of Withdrawal........................................41
         11.6 Requirement of Hardship.....................................41
         11.7 Loans to Participants.......................................45


ARTICLE XII...............................................................48
         12.1  Distribution upon Retirement...............................48
         12.2  Distribution upon Disability...............................49
         12.3  Distribution upon Death....................................49
         12.4  Designation of Beneficiary in the Event of Death...........50
         12.5  Distribution upon Termination of Employment................51
         12.6  Commencement of Benefits...................................52
         12.7  Transfer to an Affiliated Employer.........................53
         12.8  Distributions to Alternate Payees..........................53
         12.9  Requirement for Direct Rollovers...........................54
         12.10 Consent and Notice Requirements............................54
         12.11 Form of Payment............................................55
         12.12 Partial Distribution upon Termination of
                  Employment..............................................55


ARTICLE XIII..............................................................56
         13.1  Membership of Benefit Plan Administration
               Committee..................................................56
         13.2  Acceptance and Resignation.................................56
         13.3  Transaction of Business....................................56
         13.4  Responsibilities in General................................56
         13.5  Benefit Plan Administration Committee as Named
               Fiduciary..................................................57
         13.6  Rules for Plan Administration..............................57
         13.7  Employment of Agents.......................................57
         13.8  Co-Fiduciaries.............................................58
         13.9  General Records............................................58
         13.10 Liability of the Benefit Plan Administration
               Committee..................................................59
         13.11 Reimbursement of Expenses and Compensation of
               Benefit Plan Administration Committee......................59
         13.12 Expenses of Plan and Trust Fund............................60
         13.13 Responsibility for Funding Policy..........................60
         13.14 Management of Assets.......................................60
         13.15 Notice and Claims Procedures...............................60
         13.16 Bonding....................................................62
         13.17 Multiple Fiduciary Capacities..............................62
         13.18 Change in Administrative Procedures........................62


ARTICLE XIV...............................................................63
         14.1  Trustee....................................................63
         14.2  Purchase of Common Stock...................................63
         14.3  Voting of Common Stock.....................................64
         14.4  Voting of Other Investment Fund Shares.....................65
         14.5  Uninvested Amounts.........................................65
         14.6  Independent Accounting.....................................65


ARTICLE XV................................................................66
         15.1  Amendment of the Plan......................................66
         15.2  Termination of the Plan....................................66
         15.3  Merger or Consolidation of the Plan........................67


ARTICLE XVI...............................................................68
         16.1  Plan Not an Employment Contract............................68
         16.2  No Right of Assignment or Alienation.......................68
         16.3  Payment to Minors and Others...............................69
         16.4  Source of Benefits.........................................69
         16.5  Unclaimed Benefits.........................................70
         16.6  Governing Law..............................................70

                              SOUTHERN ENERGY, INC.

                          BARGAINING UNIT SAVINGS PLAN

                            Effective January 1, 1998



                                    ARTICLE I

                                     PURPOSE

1
         The purpose of the Plan is to encourage employee thrift, to create added employee interest in the affairs of Southern Energy, Inc. ("Company") and The Southern Company, to provide a means for becoming a shareholder in The Southern Company, to supplement retirement and death benefits, and to create a competitive compensation program for employees through the establishment of a formal plan under which contributions by and on behalf of Participants are supplemented by contributions of the Company. The Company is the plan sponsor of the Plan. This Plan is intended to be a stock bonus plan, and all contributions made by the Company to this Plan are expressly conditioned upon the deductibility of such contributions under Code Section 404. The Plan is effective as of January 1, 1998. To the extent that different terms and conditions are necessary to reflect the benefits to be provided to each Eligible Employee, such terms and conditions shall be set forth in one or more schedules attached hereto and incorporated into the Plan and shall supersede any inconsistent provisions otherwise set forth herein. Any such schedule shall reflect the collective bargaining unit to which it applies, the effective date and the Plan Section or Sections to which it applies. Any amendment to such schedule shall be considered an amendment to the Plan and shall be subject to
Section 15.1 hereof.

                                   ARTICLE II


                                   DEFINITIONS

2
         All references to articles, sections, subsections, and paragraphs shall be to articles, sections, subsections, and paragraphs of this Plan unless another reference is expressly set forth in this Plan. Any words used in the masculine shall be read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed in the plural, and all words in the plural shall be read and construed in the singular in all cases where they would so apply.

         For purposes of this Plan, unless otherwise required by the context, the following terms shall have the meanings set forth opposite such terms:

         2.1 Account shall mean the total amount credited to the account of a Participant, as described in Section 9.1.

         2.2 Actual Deferral Percentage shall mean the ratio (expressed as a percentage) of Elective Employer Contributions on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's compensation for the Plan Year. For the purpose of determining an Eligible Participant's Actual Deferral Percentage for a Plan Year, the Benefit Plan Administration Committee may elect to consider an Eligible Participant's compensation for (a) the entire Plan Year or (b) that portion of the Plan Year in which the Eligible Participant was eligible to have Elective Employer Contributions made on his behalf, provided that such election is applied uniformly to all Eligible Participants for the Plan Year. The Actual Deferral Percentage of an Eligible Participant who does not have Elective Employer Contributions made on his behalf shall be zero.

         2.3 Actual Deferral Percentage Test shall mean the test described in
Section 4.5(a).

         2.4 Affiliated Employer shall mean the Company and (a) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company, (b) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company, and (d) any other entity required to be aggregated with the Company pursuant to regulations under
Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of applying the limitations of Article VI, the term Affiliated Employer shall be adjusted as required by Code Section 415(h).

         2.5 Annual Addition shall mean the amount allocated to a Participant's Account and accounts under all defined contribution plans maintained by the Affiliated Employers during a Limitation Year that constitutes

                  (a) Affiliated Employer contributions,

                  (b) voluntary participant contributions,

                  (c) forfeitures, if any, allocated to a Participant's Account or accounts under all defined contribution plans maintained by the Affiliated Employers, and

                  (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

         2.6 Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

         2.7 Beneficiary shall mean any person(s) who, or estate(s), trust(s), or organization(s) which, in accordance with the provisions of Section 12.4, become entitled to receive benefits upon the death of a Participant.

         2.8 Benefit Plan Administration Committee shall mean the committee appointed pursuant to Section 13.1 to serve as plan administrator.

         2.9 Board of Directors shall mean the Board of Directors of Southern Energy, Inc.

         2.10 Break-in-Service Date means the earlier of:

                  (a) the date on which an Employee terminates employment, is discharged, retires, or dies; or

                  (b) the last day of an approved leave of absence including any extension.

         In the case of an individual who is absent from work for maternity or paternity reasons, such individual shall not incur a Break-in-Service Date earlier than the expiration of the second anniversary of the first date of such absence; provided, however, that the twelve-consecutive-month period beginning on the first anniversary of the first date of such absence shall not constitute a Year of Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         2.11 Code shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the rulings and regulations promulgated thereunder. In the event an amendment to the Code renumbers a section of the Code referred to in this Plan, any such reference automatically shall become a reference to such section as renumbered.

         2.12 Common Stock shall mean the common stock of The Southern Company.

         2.13 Company shall mean Southern Energy, Inc., and its successors.

         2.14 Compensation shall mean the base salary or wages of a Participant, including all amounts contributed by the Company to The Southern Company Flexible Benefits Plan on behalf of a Participant pursuant to a salary reduction arrangement under such plan, monthly shift and monthly seven-day schedule differentials, geographic premiums, monthly customer service premiums, and monthly nuclear plant premiums, and before deduction of taxes, social security, etc., but excluding all awards under The Southern Company Performance Pay Plan, The Southern Company Productivity Improvement Plan, The Southern Company Executive Productivity Improvement Plan, and the Incentive Compensation Plan for Southern Energy, Inc. includable as gross income, overtime pay, any hourly shift differentials, substitution pay, such amounts which are reimbursements to a Participant paid by any Employing Company including, but not limited to, reimbursement for such items as moving expenses and travel and entertainment expenses, and imputed income for automobile expenses, tax preparation expenses and health and life insurance premiums paid by the Company. Notwithstanding the foregoing, "Compensation" for a group of Eligible Employees may be modified as provided on the Appendix to this Plan that is applicable to such Eligible Employees.

         The Compensation of each Participant taken into account for purposes of this Plan shall not exceed $160,000 (as adjusted pursuant to Code Section 401(a)(17)). If a determination period consists of fewer than 12 months, the annual Compensation limit under Code Section 401(a)(17) shall be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

         2.15 Defined Benefit Plan Fraction shall mean the following fraction:

                    (numerator) Sum of the projected annual benefits of the Participant under all Affiliated Employer defined benefit plans (whether or not terminated) determined as of the close of the Plan Year.

                    (denominator) The lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect for the Plan Year under Code Sections 415(b)(1)(A) or 415(d), or (b) 1.4 multiplied by 100% of the Participant's average compensation for his highest three (3) consecutive Plan Years of participation as adjusted under Treasury Regulation Section 1.415-5.

         2.16 Defined Contribution Plan Fraction shall mean the following fraction:

                    (numerator) The sum of all Annual Additions to the account of the Participant as of the close of the Plan Year under all defined contribution plans maintained by the Affiliated Employers for the current and prior Limitation Years (whether or not terminated), including this Plan.

                    (denominator) The sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year in which the Participant has a Year of Service: (a) 1.25 multiplied by the dollar limitation in effect under Code
                    Section 415(c)(1)(A) for the Plan Year (determined without regard to Code Section 415(c)(6)), or (b) 1.4 multiplied by the amount that may be taken into account under Code Section 415(c)(1)(B) with respect to a Participant for the Plan Year.

         2.17 Distributee shall include an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

         2.18 Direct Rollover shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         2.19 Elective Employer Contribution shall mean contributions made pursuant to Section 4.1 during the Plan Year by the Company, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement.

         2.20 Eligible Employee shall mean an Employee who is employed by the Company and who is represented by one of the collective bargaining units set forth on an Appendix to this Plan, as updated from time to time. Notwithstanding the foregoing, no Employee shall be entitled to participate in this Plan if such Employee is eligible to participate in a plan of an Affiliated Employer that is intended to be a cash or deferred arrangement under Code Section 401(k).

         2.21 Eligible Participant shall mean an Eligible Employee who is authorized to have Elective Employer Contributions or Voluntary Participant Contributions allocated to his Account for the Plan Year.

         2.22 Eligible Retirement Plan shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         2.23 Eligible Rollover Distribution shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee, the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of 10 years or more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         2.24 Employee shall mean each individual who is employed by an Affiliated Employer under common law and each individual who is required to be treated as an employee pursuant to the "leased employee" rules of Code Section 414(n) other than a leased employee described in Code Section 414(n)(5).

         2.25 Employer Matching Contribution shall mean a contribution made by the Company pursuant to Section 5.1.

         2.26 Enrollment Date shall mean the first day of each calendar month.

         2.27 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the rulings and regulations promulgated thereunder. In the event an amendment to ERISA renumbers a section of ERISA referred to in this Plan, any such reference automatically shall become a reference to such section as renumbered.

         2.28 Excess Deferral Amount shall mean the amount of Elective Employer Contributions for a calendar year that exceed the Code Section 402(g) limits as allocated to this Plan pursuant to Section 4.3(b).

         2.29 Excess Deferral Contributions shall mean the amount referred to in Code Section 401(k)(8)(B) with respect to a Participant.

         2.30 Highly Compensated Employee shall mean (in accordance with and subject to Code Section 414(q) and any regulations, rulings, notices or procedures thereunder), with respect to any Plan Year (or determination year):
(1) any Employee who was a five percent (5%) or greater owner during the Plan Year or the immediately preceding Plan Year, or (2) any Employee who earned more than $80,000 in the preceding Plan Year. The $80,000 amount shall be adjusted for inflation and for short Plan Years, pursuant to the Code Section 414(q). The Employer may, at its election, limit Employees earning $80,000 or more to only those Employees who fall within the "top-paid group," as defined in Code Section 414(q), excluding those employees described in Code Section 414(q)(8) for such purpose. In determining whether an Employee is a Highly Compensated Employee, the Employer may make any elections authorized under applicable regulations, rulings, notices, or revenue procedures.

         2.31 Hour of Service shall mean each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer.

         2.32 Investment Fund shall mean any one of the funds described in
Article VIII which constitutes part of the Trust Fund.

         2.33       Limitation Year shall mean the Plan Year.

         2.34 Non-Highly Compensated Employee shall mean an Employee who is not a Highly Compensated Employee.

         2.35 Normal Retirement Date shall mean the first day of the month following a Participant's sixty-fifth (65th) birthday.

         2.36 One-Year Break in Service shall mean each twelve-consecutive-month period within the period commencing with an Employee's Break-in-Service Date and ending on the date the Employee is again credited with an Hour of Service.

         2.37 Participant shall mean (a) an Eligible Employee who has elected to participate in the Plan as provided in Article III and whose participation in the Plan at the time of reference has not been terminated as provided in the Plan, (b) an Employee or former Employee who has ceased to be a Participant under (a) above, but for whom an Account is maintained under the Plan, and (c) an Eligible Employee who has made a Rollover Contribution to this Plan to the extent that the provisions of the Plan apply to such Rollover Contributions of the Eligible Employee.

         2.38 Plan shall mean the Southern Energy, Inc. Bargaining Unit Savings Plan, as described herein or as from time to time amended.

         2.39 Plan Year shall mean the twelve-month period commencing January 1st and ending on the last day of December next following.

         2.40 Rollover Contributions shall mean that portion of an eligible rollover distribution that an Eligible Employee elects to contribute to this Plan in accordance with the requirements of Section 3.5.

         2.41 Surviving Spouse shall mean the person to whom the Participant is married on the date of his death, if such spouse is then living, provided that the Participant and such spouse shall have been married throughout the one (1) year period ending on the date of the Participant's death.

         2.42 Trust or Trust Fund shall mean the trust established pursuant to the Trust Agreement.

         2.43 Trust Agreement shall mean the trust agreement between the Company and the Trustee, as described in Article XIV.

         2.44 Trustee shall mean the person or corporation designated as trustee under the Trust Agreement, including any successor or successors.

         2.45 Valuation Date shall mean each business day of the New York Stock Exchange.

         2.46 Voluntary Participant Contribution shall mean a contribution made pursuant to Section 4.6 during the Plan Year.

         2.47 Year of Service shall mean a twelve-month period of employment as an Employee, including any fractions thereof. Calculation of the twelve-month periods shall commence with the Employee's first day of employment, which is the date on which an Employee first performs an Hour of Service, and shall terminate on his Break-in-Service Date. Thereafter, if he has more than one period of employment as an Employee, his Years of Service for any subsequent period shall commence with the Employee's reemployment date, which is the first date following a Break-in-Service Date on which the Employee performs an Hour of Service, and shall terminate on his next Break-in-Service Date. An Employee who has a Break-in-Service Date and resumes employment with the Affiliated Employers within twelve months of his Break-in-Service Date shall receive a fractional Year of Service for the period of such cessation of employment. In addition, an Eligible Employee's Years of Service shall include service with a prior employer to the extent provided on the Appendix to the Plan applicable to such Eligible Employee.

         Notwithstanding anything in this Section 2.47 to the contrary, an Employee shall not receive credit for more than one Year of Service with respect to any twelve-consecutive-month period.

                                   ARTICLE III

                                  PARTICIPATION

3
         3.1 Eligibility Requirements. Each individual who is an Eligible Employee on January 1, 1998 shall be eligible to elect to participate in this Plan as of the Enrollment Date coincident with or immediately following January 1, 1998. Each other Eligible Employee may elect to participate in the Plan as of any Enrollment Date after he has completed a Year of Service. An Eligible Employee shall make an election to participate by authorizing deductions from or reduction of his Compensation as contributions to the Plan in accordance with
Article IV, and directing the investment of such contributions in accordance with Article VIII. Such Compensation deduction and/or reduction authorization and investment direction shall be made in accordance with the procedures established from time to time by the Benefit Plan Administration Committee.

         3.2 Participation upon Reemployment. If an Employee terminates his employment with an Affiliated Employer and is subsequently reemployed as an Eligible Employee, the following rules shall apply in determining his eligibility to participate:

                    (a) If the reemployed Eligible Employee had not completed the Year of Service requirement of Section 3.1 prior to his termination of employment and is reemployed following a One-Year Break in Service, he shall not receive credit for fractional periods of service completed prior to the One-Year Break in Service until he has completed a Year of Service after his return. A reemployed Employee who had not completed the Year of Service requirement and who is reemployed within 12 months of his Break-in-Service Date shall receive service credit for the period in which he performed no services in accordance with Section 2.47.

                    (b) If the reemployed Eligible Employee fulfilled the eligibility requirements of Section 3.1 prior to his termination of employment and is reemployed as an Eligible Employee, whether before or after he incurs a One-Year Break in Service, he may elect to become a Participant in the Plan as of the date of his reemployment.

         3.3 No Restoration of Previously Distributed Benefits. A Participant who has terminated his employment with the Affiliated Employers and who has received a distribution of the amount credited to his Account pursuant to
Article XII shall not be entitled to restore the amount of such distribution to his Account if he is reemployed and again becomes a Participant in the Plan.

         3.4 Loss of Eligible Employee Status. If a Participant loses his status as an Eligible Employee, but remains an Employee, such Participant shall be ineligible to participate and shall be deemed to have elected to suspend making Voluntary Participant Contributions or to have Elective Employer Contributions made on his behalf.

         3.5 Rollovers from Other Plans. An Eligible Employee who has received a distribution of his interest in a retirement plan of a former employer under circumstances meeting the requirements of Section 402(c)(4) of the Code relating to Eligible Rollover Distributions from qualified retirement plans may elect to deposit all or any portion (as designated by such Employee) of the amount of such distribution as a Rollover Contribution to this Plan. A Rollover Contribution may be made only within 60 days following the date the Employee receives the distribution from the plan of his former employer (or within such additional period as may be provided under Section 408 of the Code if the Eligible Employee shall have made a timely deposit of the distribution in an individual retirement account) and within 12 months of the date of his employment or reemployment with the Company. The Benefit Plan Administration Committee shall establish rules and procedures to implement this Section 3.5, including without limitation, such procedures as may be appropriate to permit the Benefit Plan Administration Committee to verify the tax qualified status of the plan of the former employer and compliance with any applicable provisions of the Code relating to such contributions. The amount contributed to the Trustee pursuant to this Section 3.5 shall be placed in the Eligible Employee's Rollover Contribution subaccount for the benefit of the Eligible Employee pursuant to
Section 9.1. The Employee shall have a fully vested interest in the balance of his Rollover Contribution subaccount at all times and such subaccount shall share in the earnings, gains and losses of the Trust Fund as set forth in
Section 9.2 of the Plan. An Employee shall be entitled to a distribution of his Rollover Contribution subaccount at the same time and in the manner as he is entitled to his other subaccounts pursuant to the applicable provisions of Articles XI and XII hereof.

                                   ARTICLE IV

                       ELECTIVE EMPLOYER CONTRIBUTIONS AND
                       VOLUNTARY PARTICIPANT CONTRIBUTIONS

4
         4.1 Elective Employer Contributions. An Eligible Employee who meets the participation requirements of Article III may elect in accordance with the procedures established by the Benefit Plan Administration Committee to have his Compensation reduced as provided in the schedule attached hereto for his collective bargaining unit, such Elective Employer Contribution to be contributed by the Company to his Account under the Plan.

         4.2 Maximum Amount of Elective Employer Contributions. The maximum amount of Elective Employer Contributions that may be made on behalf of a Participant during any Plan Year to this Plan or any other qualified plan maintained by the Company shall not exceed the dollar limitation set forth in
Section 402(g) of the Code in effect at the beginning of such Plan Year.

         4.3        Distribution of Excess Deferral Amounts.

                    (a) In General. Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed (and any corresponding Employer Matching Contributions shall be forfeited) no later than April 15, 1999, and each April 15 thereafter, to Participants who allocate (or are deemed to allocate) such amounts to this Plan pursuant to (b) below for the preceding calendar year. Excess Deferral Amounts that are distributed shall not be treated as an Annual Addition. Any amount forfeited pursuant to this Subsection (a) shall be applied, subject to Section 6.1, toward funding the Company contributions for the Plan Year immediately following the Plan Year to which such forfeited Employer Matching Contributions relate.

                    (b) Assignment. The Participant's allocation of amounts in excess of the Code Section 402(g) limits to this Plan shall be in writing; shall be submitted to the Benefit Plan Administration Committee no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), 402(h)(1)(B), 457, 501(c)(18), or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. A Participant is deemed to notify the Benefit Plan Administration Committee of any Excess Deferral Amounts that arise by taking into account only those deferrals under this Plan and any other plans of the Company.

                    (c) Determination of Income or Loss. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income or loss through the last day of the Plan Year or the date of distribution, as determined by the Benefit Plan Administration Committee.
         The income or loss allocable to Excess Deferral Amounts is the sum of:

                             (1) income or loss allocated to the Participant's
                    Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferral Amount for the year and the denominator is the Participant's Account balance attributable to Elective Employer Contributions, minus any income or plus any loss occurring during the Plan Year; and

                             (2) if the Benefit Plan Administration Committee
                    shall determine in its sole discretion, ten percent (10%) of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if distribution occurs after the 15th of the month.

                    Notwithstanding the above, the Benefit Plan Administration Committee may designate any reasonable method for computing the income or loss allocable to Excess Deferral Amounts, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

                             (3) Maximum Distribution Amount. The Excess
                    Deferral Amount, which would otherwise be distributed to the Participant, shall, if there is a loss allocable to such Excess Deferral Amount, in no event be less than the lesser of the Participant's Account under the Plan attributable to Elective Employer Contributions or the Participant's Elective Employer Contributions for the Plan Year.

         4.4        Additional Rules Regarding Elective Employer Contributions.

         Salary reduction agreements shall be governed by the following:

                    (a) A salary reduction agreement shall apply to payroll periods during which an effective salary reduction agreement is in effect. The Benefit Plan Administration Committee, in its discretion, may establish administrative procedures whereby the actual reduction in Compensation may be made to coincide with each payroll period of the Company, or at such other times as the Benefit Plan Administration Committee may determine.

                    (b) The Benefit Plan Administration Committee may amend or revoke a Participant's salary reduction agreement with the Company at any time, if the Benefit Plan Administration Committee determines that such revocation or amendment is necessary to ensure that a Participant's additions for any Plan Year will not exceed the limitations of Sections 4.2 and 6.1 of the Plan or to ensure that the Actual Deferral Percentage Test is satisfied.

                    (c) Except as required under (b) above, and under Section 4.5(c) below, no amounts attributable to Elective Employer Contributions may be distributed to a Participant or his Beneficiary from his Account prior to the earlier of:

                  (1) the separation from service, death or disability of the Participant;

                  (2)      the attainment of age 59 1/2 by the Participant;

                  (3) the termination of the Plan without establishment of a successor plan;

                  (4)      a financial hardship of the Participant pursuant to
                           Section 11.6 of the Plan;

                  (5) the date of a sale by the Company to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets; or

                  (6) the date of the sale by the Company or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer with respect to the Participant who continues employment with such subsidiary.

         4.5        Section 401(k) Nondiscrimination Tests.

                             (a) Actual Deferral Percentage Test. The Plan shall
                    satisfy the nondiscrimination test of Section 401(k)(3) of the Code, under which no Elective Employer Contributions shall be made that would cause the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees to exceed (1) or (2) as follows:

                                     (1) The Average Actual Deferral Percentage
                             for the Eligible Participants who are Highly
                             Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage of the prior Plan Year for Eligible Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                                     (2) The Average Actual Deferral Percentage
                             for Eligible Participants who are Highly
                             Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage of the prior Plan Year for Eligible Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage of the prior Plan Year for Eligible Participants who were Non-Highly Compensated Employees for the prior Plan Year by more than two
                             (2) percentage points.

                  At the election of the Benefit Plan Administration Committee, the current year Average Actual Deferral Percentage for current year Nonhighly Compensated Employees may be substituted for the prior year Average Actual Deferral Percentage. However, once an election is made to utilize such current year Average Actual Deferral Percentage in determining the Actual Deferral Percentage, the Benefit Plan Administration Committee may not revoke such election without the approval of the Internal Revenue Service, to the extent required under Code Section 401(k)(3)(A). Notwithstanding the foregoing, for the 1998 Plan Year the Average Actual Deferral Percentage of Non-Highly Compensated Employees shall be deemed to be three percent (3%) or, if the Benefit Plan Administration Committee elects in accordance with Code
                  Section 401(k)(3)(E), the actual Average Actual Deferral Percentage of Non-Highly Compensated Employees for the 1998 Plan Year.

                  (b)      Distribution of Excess Deferral Contributions.

                           (1) In General. The Excess Deferral Contributions for
                  a Highly Compensated Employee for a Plan Year which are to be distributed shall be distributed such that the Highly Compensated Employee with the highest amount of Elective Employer Contributions for the Plan Year shall be reduced to the extent required to:

                                    (A) distribute the total amount of Excess
                           Deferral Contributions, or

                                    (B) cause the amount of such Highly
                           Compensated Employee's Elective Employer
                           Contributions to equal the amount of Elective Employer Contributions of the Highly Compensated Employee with the next highest amount of Elective Employer Contributions for the Plan Year.

                  This process must be repeated until all Excess Deferral Contributions are distributed.

                           Excess Deferral Contributions plus any income and
                  minus any loss allocable thereto shall be distributed (and any corresponding Employer Matching Contribution shall be forfeited) to Participants on whose behalf such Excess Deferral Contributions were made within two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, and in any event not later than the last day of the Plan Year following the close of the Plan Year for which such contributions were made. Distribution of Excess Deferral Contributions shall be made to Highly Compensated Employees in accordance with this Section 4.5(b). Any Employer Matching Contributions forfeited pursuant to this Subsection
                  (b)(1) shall be applied, subject to Section 6.1, toward funding Employer contributions (for the Plan Year immediately following the Plan Year to which such forfeited Employer Matching Contributions relate) or distributed, as directed by the Committee, to the extent permitted by applicable law.

                           (2) Determination of Income or Loss. Excess Deferral
                  Contributions to be distributed shall be adjusted for any income or loss through the last day of the Plan Year or the date of distribution, as determined by the Committee. The income or loss allocable to such Excess Deferral Contributions is the sum of:

                                    (A) income or loss allocated to the
                           Participant's Account for the taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Deferral Contributions to be distributed for the year and the denominator is the Participant's Account balance attributable to Elective Employer Contributions, minus any income or plus any loss occurring during the Plan Year; and

                                    (B) if the Committee shall determine in its
                           sole discretion, ten percent (10%) of the amount determined under (A) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if distribution occurs after the 15th of the month.

                           Notwithstanding the above, the Committee may
                  designate any reasonable method for computing the income or loss allocable to Excess Deferral Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

                           (3) Maximum Distribution Amount. The Excess Deferral
                  Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the Excess Deferral Amount distributed to the Participant; and shall, if there is a loss allocable to the Excess Deferral Contributions, in no event be less than the lesser of the Participant's Account under the Plan attributable to Elective Employer Contributions or the Participant's Elective Employer Contributions for the Plan Year.

                  (c)      Special Rules.

                           (1) For purposes of this Section 4.5, the Actual
                  Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have deferral contributions allocated to his account under two (2) or more plans or arrangements described in Section 401(k) of the Code that are maintained by an Affiliated Employer shall be determined as if all such deferral contributions were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(k).

                           (2) In the event that this Plan satisfies the
                  requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with this Plan, then the actual deferral percentages shall be determined as if all such plans were a single plan.

                           (3) The determination and treatment of the Elective
                  Employer Contributions and Actual Deferral Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         4.6 Voluntary Participant Contributions. An Eligible Employee who meets the participation requirements of Article III may elect in accordance with the procedures established by the Benefit Plan Administration Committee to contribute to his Account a Voluntary Participant Contribution as provided in the schedule attached hereto for his collective bargaining unit. The maximum Voluntary Participant Contribution shall be reduced by the percent, if any, which is contributed as an Elective Employer Contribution on behalf of such Participant under Section 4.1.

         4.7 Manner and Time of Payment of Elective Employer Contributions and Voluntary Participant Contributions. Contributions made in accordance with Sections 4.1 and 4.6 will be rounded to the next higher multiple of one dollar. They will be made only through payroll deductions and will begin with the first payroll period (or as soon as practicable thereafter) commencing after the Enrollment Date on which the Participant commences participation in the Plan. Contributions shall be remitted to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Company's general assets, but in any event within the time period prescribed by applicable law.

         4.8 Change in Contribution Rate. A Participant may change the percentage of his Compensation that he has authorized as the Elective Employer Contribution to be made on his behalf or his Voluntary Participant Contribution to another permissible percentage in accordance with the procedures established by the Benefit Plan Administration Committee. Such election shall be effective as soon as practicable after it is made.

         4.9 Change in Contribution Amount. In the event of a change in the Compensation of a Participant, the percentage of the Elective Employer Contribution made on his behalf or his Voluntary Participant Contribution currently in effect shall be applied as soon as practicable with respect to such changed Compensation without action by the Participant.

                                    ARTICLE V

                         EMPLOYER MATCHING CONTRIBUTIONS

         5.1 Amount of Employer Matching Contributions. Subject to the provisions of Sections 6.1 and 6.2, the Company shall contribute an Employer Matching Contribution on behalf of each of the Participants provided as in the schedule attached hereto for his collective bargaining unit. The Employer Matching Contribution shall be allocated first to the Elective Employer Contributions made on a Participant's behalf.

         5.2 Investment of Employer Matching Contributions. Employer Matching Contributions shall be invested entirely in the Company Stock Fund, as described in Article VIII.

         5.3 Payment of Employer Matching Contributions. Except as provided herein, Employer Matching Contributions shall be remitted to the Trustee as soon as practicable.

         5.4 Reversion of Company Contributions. Company contributions computed in accordance with the provisions of this Plan shall revert to the Company under the following circumstances:

                    (a) In the case of a Company contribution which is made by reason of a mistake of fact, such contribution upon written direction of the Company shall be returned to the Company within one year after the payment of the contribution.

                    (b) If any Company contribution is determined to be nondeductible under Section 404 of the Code, then such Company contribution, to the extent that it is determined to be nondeductible, upon written direction of the Company shall be returned to the Company within one year after the disallowance of the deduction.

                    (c) If the Plan receives an adverse determination with respect to its initial qualification under the Code, the Company contributions shall be returned to the Company within one year of the date of such disqualification.

         The amount which may be returned to the Company under Sections 5.4(a) and (b) is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or disallowance of the deduction. Earnings attributable to the excess contribution shall not be returned to the Company, but losses attributable thereto shall reduce the amount to be so returned. If the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken amount not been contributed, then the amount to be returned to the Company shall be limited so as to avoid such reduction.

         5.5 Correction of Prior Incorrect Allocations and Distributions. Notwithstanding any provisions contained herein to the contrary, in the event that, as of any Valuation Date, adjustments are required in any Participants' Accounts to correct any incorrect allocation of contributions or investment earnings or losses, or such other discrepancies in Account balances that may have occurred previously, the Company may make additional contributions to the Plan to be applied to correct such incorrect allocations or discrepancies. The additional contributions shall be allocated by the Benefit Plan Administration Committee to adjust such Participants' Accounts to the value which would have existed on said Valuation Date had there been no prior incorrect allocation or discrepancies. The Benefit Plan Administration Committee shall also be authorized to take such other actions as it deems necessary to correct prior incorrect allocations or discrepancies in the Accounts of Participants under the Plan.

                                   ARTICLE VI

                          LIMITATIONS ON CONTRIBUTIONS

6
         6.1        Section 415 Limitations.

                    (a) Notwithstanding any provision of the Plan to the contrary, the total Annual Additions allocated to the Account (and the accounts under all defined contribution plans maintained by an Affiliated Employer) of any Participant for any Limitation Year in accordance with Code Section 415 and the regulations thereunder, which are incorporated herein by this reference, shall not exceed the lesser of the following amounts:

                           (1) twenty-five percent (25%) of the Participant's
                  compensation in the Limitation Year; or

                           (2) $30,000 (as adjusted pursuant to Code Section
                  415(d)(1)(C)).

                    (b) For Limitation Years beginning before January 1, 2000, if a Participant is also a participant in any Affiliated Employer's defined benefit plan, then in addition to the limitations in (a) above, the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 for any Limitation Year.

                    (c) For purposes of this Section 6.1, wherever the term "compensation" is used, such term shall mean "compensation" as defined in Code Section 415(c)(3) and any rulings and regulations thereunder.

                  (d) For purposes of Section 6.1(b), an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding the numerator), as prescribed by the Secretary of the Treasury, so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Section 415(e)(1) of the Code (as revised by this Section 6.1) does not exceed 1.0 for the Plan Year. In addition, the Defined Contribution Plan Fraction for a Participant may be determined by taking into account the special transition rule of Code Section 415(e)(6).

                  (e) For purposes of Section 6.1(b), if the Participant was a participant in one or more defined benefit plans maintained by the Affiliated Employers which were in existence on July 1, 1982, the denominator of the Defined Benefit Plan Fraction shall not be less than 1.25% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of September 30, 1983 or the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually, and in the aggregate satisfy the requirements of Code
         Section 415 as in effect at the end of the 1982 Limitation Year.

         6.2 Correction of Contributions in Excess of Section 415 Limits. If the Annual Additions for a Participant exceed the limits of Section 6.1 as a result of the allocation of forfeitures, if any, a reasonable error in estimating a Participant's annual compensation for purposes of the Plan, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual, or under other limited facts and circumstances that the Commissioner of the Treasury finds justify the availability of the rules set forth in this Section 6.2, the excess amounts shall not be deemed Annual Additions if they are treated in accordance with any one or more or any combination of the following:

                    (a) distribute to the Participant that portion, or all, of his Elective Employer Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1;

                    (b) return to the Participant that portion, or all, of his Voluntary Participant Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1; and

                    (c) forfeiture of that portion, or all, of the Employer Matching Contributions (as adjusted for income and loss) and any forfeitures of Employer contributions that were allocated to the Participant's Account (as adjusted for income and loss), as is necessary to ensure compliance with Section 6.1.

         Any amounts distributed or returned to the Participant under (a) above shall be disregarded for purposes of the Actual Deferral Percentage Test.


     Any amounts forfeited under this Section 6.2 shall be held in a suspense account and shall be applied, subject to Section 6.1, toward funding the Employer Matching Contributions for the next succeeding Plan Year. Such application shall be made prior to any Company contributions and prior to any Employer Matching Contributions that would constitute Annual Additions. No income or investment gains and losses shall be allocated to the suspense account provided for under this Section 6.2. If any amount remains in a suspense account provided for under this Section 6.2 upon termination of this Plan, such amount will revert to the Company notwithstanding any other provision of this Plan.

         6.3 Combination of Plans. Notwithstanding any provisions contained herein to the contrary and for Limitation Years beginning before January 1, 2000, in the event that a Participant participates in a defined contribution plan or defined benefit plan required to be aggregated with this Plan under Code
Section 415(g) and the sum of the Defined Contribution Plan Fraction and Defined Benefit Plan Fraction with respect to a Participant exceeds the limitations contained in Section 6.1(b), corrective adjustments (a) for an Employee shall not be made under this Plan until made under such other defined benefit plan and
(b) for a former employee shall not be made under this Plan until the corrective adjustments have been made under such other defined contribution plan and defined benefit plan. If an Employee participates in more than one defined contribution plan maintained by an Affiliated Employer and his Annual Additions exceed the limitations of Section 6.1(a), corrective adjustments shall be made first under this Plan and then, to the extent necessary, under such other defined contribution plan.

                                   ARTICLE VII

                           SUSPENSION OF CONTRIBUTIONS

7
         7.1 Suspension of Contributions. A Participant may (on a prospective basis) voluntarily suspend the Elective Employer Contributions made on his behalf and his Voluntary Participant Contributions in accordance with the procedures established by the Benefit Plan Administration Committee. Such suspension shall be effective as soon as practicable after the Participant's election. Whenever Elective Employer Contributions made on a Participant's behalf and Voluntary Participant Contributions are suspended, Employer Matching Contributions shall also be suspended.

         7.2 Resumption of Contributions. A Participant may terminate prospectively any such suspension in accordance with the procedures established by the Benefit Plan Administration Committee. Such resumption of contributions shall be effective as soon as practicable after it is made. There shall be no make up of any contributions by a Participant or by the Company with respect to a period of suspension.

                                  ARTICLE VIII

                    INVESTMENT OF PARTICIPANTS' CONTRIBUTIONS

8
         8.1 Investment Funds. Elective Employer Contributions and Voluntary Participant Contributions which are paid to the Trustee shall be added to such one or more of the Investment Funds constituting part of the Trust Fund and in such proportions and amounts as may be determined in accordance with this
Article VIII. The Investment Funds shall be selected from time to time by the Benefit Plan Administration Committee and shall include among others the:

         "Company Stock Fund", which shall be invested and reinvested in Common Stock, provided that funds applicable to the purchase of Common Stock pending investment of such funds may be temporarily invested in short-term United States Government obligations, other obligations guaranteed by the United States Government, or commercial paper and, if the Trustee so determines, may be transferred to money market funds utilized by the Trustee for qualified employee benefit trusts.

         8.2 Investment of Participant Contributions. Each Participant shall direct, at the time he elects to participate in the Plan and at such other times as may be directed by the Benefit Plan Administration Committee, that his Account (other than Employer Matching Contributions) be invested in one or more of the Investment Funds, provided such investments are made in one percent (1%) increments.

         8.3 Investment of Earnings. Interest, dividends, if any, and other distributions received by the Trustee with respect to an Investment Fund shall be invested in such Investment Fund.

         8.4 Transfer of Assets between Funds. A Participant may direct in accordance with the provisions of this Section 8.4 and such procedures established by the Benefit Plan Administration Committee, that all of his interest in an Investment Fund or Funds attributable to amounts in his Account (other than Employer Matching Contributions) or any portion of such amount (expressed in number of shares, whole dollar amounts, or one percent (1%) increments) to the credit of his Account be transferred and invested by the Trustee as of such date in any other Investment Fund as designated by the Participant. Such direction shall be effective as soon as practicable after it is made. Notwithstanding the foregoing, any Participant whose employment with the Affiliated Employers is terminated as a result of his retirement pursuant to the defined benefit pension plan of an Affiliated Employer may direct in accordance with the provisions of this Section 8.4 and such procedures established by the Benefit Plan Administration Committee that all or any portion of his Account (expressed in number of shares, whole dollar amounts, or one-percent (1%) increments) attributable to Employer Matching Contributions be transferred and invested by the Trustee as of such date in any Investment Fund or Funds designated by the Participant.

         8.5 Change in Investment Direction. Any investment direction given by a Participant shall continue in effect until changed by the Participant. A Participant may change his investment direction as to the future contributions and allocations to his Account (other than Employer Matching Contributions) in accordance with the procedures established by the Benefit Plan Administration Committee and such direction shall be effective as soon as practicable after it is made.

         8.6 Section 404(c) Plan. This Plan is intended to be a plan described in ERISA Section 404(c) and shall be interpreted in accordance with Department of Labor Regulations Section 2550.404c-1. The Benefit Plan Administration Committee shall take such actions as it deems necessary or appropriate in its discretion to cause the Plan to comply with such requirements, including, but not limited to, providing Participants with the right to request and receive written confirmation of their investment instructions. Further, the Benefit Plan Administration Committee shall take such actions as it deems necessary or appropriate in its discretion (a) to ensure that confidentiality procedures with respect to a Participant's ownership of Common Stock and the exercise of ownership rights with respect to such Common Stock are adequate and utilized, and (b) to appoint an independent fiduciary to carry out such actions as the Benefit Plan Administration Committee determines involve the potential for undue influence on Participants with regard to the direct or indirect exercise of shareholder rights with respect to Common Stock.

                                   ARTICLE IX



               MAINTENANCE AND VALUATION OF PARTICIPANTS' ACCOUNTS

9
         9.1 Establishment of Accounts. An Account shall be established for each Participant. In addition, subaccounts shall be established for each Participant to reflect all Elective Employer Contributions, Voluntary Participant Contributions, Employer Matching Contributions, and any Rollover Contributions (and the earnings and/or losses on each subaccount). Each Participant will be furnished a statement of his Account at least annually and upon any distribution.

         9.2 Valuation of Investment Funds. A Participant's Account in respect of his interest in each Investment Fund shall be credited or charged, as the case may be, as of each Valuation Date with the dividends, income, gains, appreciation, losses, depreciation, forfeitures, expenses, and other transactions for the Valuation Date as of which such credit or charge accrued. Such credits or charges to a Participant's Account shall be made in such proportions and by such method or formula as shall be deemed by the Benefit Plan Administration Committee to be necessary or appropriate to account for each Participant's proportionate beneficial interest in the Trust Fund in respect of his interest in each Investment Fund. Investments of each Investment Fund shall be valued at their fair market values as of each Valuation Date as determined by the Trustee, and such valuation shall conclusively establish such value.

         9.3 Rights in Investment Funds. Nothing contained in this Article IX shall be deemed to give any Participant any interest in any specific property in any Investment Fund or any interest, other than the right to receive payments or distributions in accordance with the Plan or the right to instruct the Trustee how to vote Common Stock as provided in Section 14.3.

                                    ARTICLE X

                                     VESTING

         10.1 Vesting. The amount to the credit of a Participant's Account shall at all times be fully vested and nonforfeitable.

                                   ARTICLE XI

            WITHDRAWALS AND LOANS PRIOR TO TERMINATION OF EMPLOYMENT

11
         11.1       Withdrawals by Participants.

                    (a) Subject to the provisions of this Section 11.1 and Sections 11.2 through 11.6, a Participant may make withdrawals from his Account effective as of any Valuation Date in the order of priority listed below:

                           (1) All or a portion of the value of his Account
                  attributable to Rollover Contributions (including any earnings or appreciation thereon);

                             (2) All amounts described above, plus all or a
                    portion of the value of his Account attributable to Voluntary Participant Contributions, plus a ratable portion of the earnings and/or appreciation on Voluntary Participant Contributions;

                             (3) All amounts described above, plus up to fifty
                    percent (50%) of the value of his Account attributable to Employer Matching Contributions (including earnings and appreciation thereon) allocated to his Account; provided, however, that said Participant shall have participated in the Plan for not less than sixty (60) months at the time of the withdrawal;

                             (4)(A) For Participants who have not attained age
                    59 1/2 or separated from service with the Affiliated Employers (within the meaning of Code Section
                    401(k)(2)(B)(i)(I)) all amounts described above, plus all or a portion of the value of his Account attributable to Elective Employer Contributions (not including any earnings or appreciation thereon); and

                             (B) For Participants who have attained age 59 1/2
                    or separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all or a portion of the value of his Account attributable to Elective Employer Contributions and any earnings or appreciation thereon.

         (b) There shall be no limit on the number of withdrawals which may be made during a Plan Year.

         11.2 Notice of Withdrawal. Notice of withdrawal must be given by a Participant in accordance with the procedures established by the Benefit Plan Administration Committee, and if such withdrawal would constitute an eligible rollover distribution (within the meaning of Code Section 402(c)(4)), the consent and notice requirements of Section 12.10 must be satisfied. Payment of a withdrawal shall be made as soon as practicable and in accordance with Section 12.10, if applicable.

         11.3 Form of Withdrawal. All distributions under this Article XI shall be made in the form of cash, provided the Participant shall have the right to demand that all or a portion of such distribution be made in the form of Common Stock to the extent of the whole number of shares of Common Stock in his Account. Such demand must be made in accordance with the procedures established by the Benefit Plan Administration Committee.

         11.4 Minimum Withdrawal. No distribution under this Article XI shall be permitted in an amount which has a value of less than $300, unless the value of the amount available under the selected option is less than $300, in which case such available amount will be distributed.

         11.5 Source of Withdrawal. Withdrawals shall be made in accordance with the instructions of the Participant from each of the Investment Funds in which the amount to be distributed is invested. The value of the amount to be distributed under any option listed in Section 11.1 shall be determined as soon as practicable in accordance with the procedures established by the Benefit Plan Administration Committee.

         11.6       Requirement of Hardship.

                    (a) Except as provided in (e) below, a withdrawal pursuant to Section 11.1(a)(4)(A), in addition to the other requirements of
         Article XI, shall be permitted only if the Benefit Plan Administration Committee determines that the withdrawal is to be made on account of an immediate and heavy financial need of the Participant, the amount of the withdrawal does not exceed such financial need, and the amount of the withdrawal is not reasonably available from other resources of the Participant.

                  (b) For purposes of this Section 11.6, the following shall be deemed to be immediate and heavy financial needs:

                             (1) medical expenses described in Section 213(d) of
                    the Code, including but not limited to, expenses for (i) the diagnosis, cure, mitigation, treatment, or prevention of disease, or for the purpose of affecting any structure or function of the body; (ii) transportation primarily for and essential to such expenses referred to in (i) above; or
                    (iii) insurance (including amounts paid as premiums under part B of Title XVIII of the Social Security Act) relating to medical expenses referred to in (i) or (ii) above, provided such expenses are incurred by the Participant, the Participant's spouse or any person whom the Participant may properly claim as a dependent on his federal income tax return or are necessary for such persons to obtain the medical care described above; or

                           (2) Purchase (excluding mortgage payments) of a
                  principal residence for the Participant; or

                             (3) Payment of tuition and related educational
                    fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse or child or children, or any person the Participant may properly claim as a dependent on his federal income tax return; or

                           (4) The need to prevent eviction of the Participant
                  from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                             (5) Any other need which the Commissioner of the
                    Internal Revenue Service, through the publication of revenue rulings, notices, or other documents of general applicability, deems to be immediate and heavy.

                    (c) For purposes of this Section 11.6, a withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need if:

                           (1) The distribution is not in excess of the amount
                  of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                           (2) The Participant has obtained all distributions
                  and all nontaxable loans currently available to him under all plans maintained by an Affiliated Employer;

                             (3) The Participant agrees to suspend all elective
                    employer contributions and voluntary participant contributions to all plans of an Affiliated Employer for at least twelve (12) months after receipt of the distribution under this Section 11.6; and

                             (4) The Participant agrees not to make elective
                    contributions to this Plan or any other plan sponsored by an Affiliated Employer during the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the Participant's applicable elective deferral limits under Section 402(g) of the Code for such taxable year less the amount for the taxable year of the hardship distribution.

                    (d) When all suspensions pursuant to this Section 11.6 are ended, Elective Employer Contributions and/or Voluntary Participant Contributions may be resumed by the Participant (if the Participant is then eligible and elects to resume such contributions) beginning with the Participant's first payroll period commencing after all suspensions are ended, and Employer Matching Contributions by the Company also shall be resumed. There shall be no make up of any contributions by a Participant or by the Company with respect to a period of suspension.

                    (e) Notwithstanding (a) above, if a Participant has attained age 59 1/2 or separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), he shall be permitted to make a withdrawal pursuant to Section 11.1(a)(4)(A), even if such withdrawal is not on account of hardship.

         11.7       Loans to Participants.

                    (a) The Benefit Plan Administration Committee may, in its sole discretion, direct the Trustee to make a loan or loans from the Trust Fund to any Participant (other than a Participant with an existing Plan loan in arrears) (1) who is an Employee on the active payroll of the Company, (2) who is receiving long-term disability payments under a plan maintained by the Company, (3) who is on a leave of absence authorized by the Company, or (4) who is a party in interest as defined in Section 3(14) of ERISA. All loan applications shall be made in accordance with the procedures established by the Benefit Plan Administration Committee, which shall form a part of this Plan. Such procedures shall establish the terms and conditions of loans under the Plan, including the events constituting default, and shall be consistent with the provisions of this Section 11.7.

                    (b) The total amount of all loans outstanding to any one Participant under all qualified plans maintained by an Affiliated Employer shall not exceed the lesser of (1) $50,000, reduced by the excess of the highest outstanding balance of loans from all qualified plans maintained by an Affiliated Employer during the twelve-month period ending on the day before a loan is made, over the outstanding balance of any loans to the Participant from all qualified plans maintained by an Affiliated Employer on the date the loan is made, or
         (2) fifty percent (50%) of such Participant's Account as of the Valuation Date coinciding with or next following the date the loan application is made. The minimum amount of any loan shall not equal less than $1,000.

                    (c) The Participant requesting a loan pursuant to this
         Section 11.7 shall designate the order of priority of Investment Fund(s) from which the principal amount of the loan shall be obtained, provided that a Participant's interest in an Investment Fund(s) shall not be applied for loan purposes until the Participant's entire interest in each Investment Fund with a higher designated priority has been applied to make such loan.

                    (d) The Benefit Plan Administration Committee shall adopt and follow uniform and nondiscriminatory procedures in making loans under this Plan to make certain that such loans (1) are available to all Participants on a reasonably equivalent basis, (2) are not made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants,
         (3) bear a reasonable rate of interest, and (4) are adequately secured. The repayment of such loans by any Participant who is an Employee on the active payroll of the Company shall be made through payroll deduction. The minimum amount of any loan repayment shall not equal less than $20.00, and such repayment shall extend for a period certain of at least twelve (12) months (unless repaid in full), but not to exceed five (5) years, expressed in any number of whole months (including the month the loan is made). The term of any loan may be for a period certain of more than five (5) years, but not to exceed fifteen
         (15) years, only if the proceeds of such loan are used to acquire any dwelling used or, within a reasonable period of time, to be used as the principal residence of the Participant.

                    (e) The Benefit Plan Administration Committee shall direct the Trustee to obtain from the Participant such note and adequate security as it may require. All loans made pursuant to this Section
         11.7 shall be secured by the Participant's Account, and no other types of collateral may be used to secure a loan from the Plan. Notwithstanding the provisions of Section 16.2, if a Participant defaults on a loan under the Plan or if the Participant's employment terminates prior to full repayment thereof, in addition to any other remedy provided in the loan instruments or by law, the Benefit Plan Administration Committee may direct the Trustee to charge against that portion of the Participant's Account which secures the loan the amount required to fully repay the loan. Under no circumstances, however, shall any unpaid loan be charged against a Participant's Account until permitted by applicable law. This Section authorizes only the making of bona fide loans and not distributions, and before resort is made against a Participant's Account for his failure to repay any loan, such other reasonable efforts to collect the same shall be made by the Benefit Plan Administration Committee as it deems reasonable and practical under the circumstances.

                    (f) No distribution shall be made to any Participant unless and until all unpaid loans to such Participant have either been paid in full or deducted from the Participant's Account.

                    (g) All loans made under this Section 11.7 shall be considered earmarked investments of the Participant's Account, and any repayment of principal and interest shall be reinvested in accordance with the Participant's investment direction in effect on the date of such repayment pursuant to Article VIII of the Plan.

                                   ARTICLE XII

                          DISTRIBUTION TO PARTICIPANTS

12
         12.1       Distribution upon Retirement.

                    (a) If a Participant's employment with the Affiliated Employers is terminated as a result of his retirement pursuant to the defined benefit pension plan of an Affiliated Employer, the entire balance credited to his Account shall be payable to him in the manner set forth in this Section 12.1 at such time requested by the Participant pursuant to Section 12.6 and in accordance with the procedures established by the Benefit Plan Administration Committee.

                             (1)     In a single lump sum distribution; or

                             (2) In annual installments not to exceed twenty
                    (20), as selected by the Participant, or the Participant's life expectancy. The amount of cash and/or the number of shares of Common Stock in each installment shall be equal to the proportionate value as of each Valuation Date immediately preceding payment of the balance then to the credit of the Participant in his Account determined by dividing the amount credited to his Account as of such Valuation Date by the number of payments remaining to be made.

                    If a Participant who is receiving installment payments shall establish to the satisfaction of the Benefit Plan Administration Committee, in accordance with principles and procedures established by the Benefit Plan Administration Committee which are applicable to all persons similarly situated, that a financial emergency exists in his affairs, such as illness or accident to the Participant or a member of his immediate family or other similar contingency, the Benefit Plan Administration Committee may, for the purpose of alleviating such emergency, accelerate the time of payment of some or all of the remaining installments. If a Participant dies before receiving all of the amount to the credit of his Account in accordance with this paragraph (2), the amount remaining to the credit of his Account at his death shall be distributed to his Beneficiary as soon as practicable in accordance with Section 12.4.

                    (b) Notwithstanding a Participant's election to defer the receipt of the benefits under (a) above, the Benefit Plan Administration Committee shall direct payment in a single lump sum to such Participant if the balance of his Account does not exceed $5,000 in accordance with the requirements of Code Section 411(a)(11). The Benefit Plan Administration Committee shall not cash-out any Participant whose Account balance exceeds $5,000 without the written consent of the Participant.

         12.2 Distribution upon Disability. If a Participant's employment with the Affiliated Employers is terminated prior to his Normal Retirement Date by reason of his total and permanent disability, as determined by the Social Security Administration and evidenced in a writing provided to the Committee, such disabled Participant shall be entitled to receive the entire value credited to his Account at such time as requested by the Participant or such legal representative pursuant to Section 12.6 and in accordance with the procedures established by the Benefit Plan Administration Committee. Any distribution pursuant to this Section 12.2 shall be made in a single lump sum as soon as practicable after the selected Valuation Date.

                    Notwithstanding the foregoing, the Benefit Plan Administration Committee shall direct payment in a single lump sum to the Participant or his legal representative if the balance of such Participant's Account does not exceed $5,000 in accordance with the requirements of Code
Section 411(a)(11).

         12.3 Distribution upon Death. If a Participant's employment with the Affiliated Employers is terminated by reason of death, the entire balance credited to the Participant's Account shall be distributed as soon as practicable to the Participant's surviving Beneficiary or Beneficiaries in a single lump sum.

         12.4 Designation of Beneficiary in the Event of Death. A Participant may designate a Beneficiary or Beneficiaries (who may be designated contingently) to receive all or part of the amount credited to his Account in case of his death before his receipt of all of his benefits under the Plan, provided that the Beneficiary of a married Participant shall be the Participant's Surviving Spouse, unless such Surviving Spouse shall consent in a writing witnessed by a notary public, which writing acknowledges the effect of the Participant's designation of a Beneficiary other than such Surviving Spouse. However, if such Participant establishes to the satisfaction of the Benefit Plan Administration Committee that such written consent may not be obtained because the Surviving Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe, a designation by such Participant without the consent of the Surviving Spouse shall be valid.

         Any consent necessary under this Section 12.4 shall be valid and effective only with respect to the Surviving Spouse who signs the consent or, in the event of a deemed consent, only with respect to a designated Surviving Spouse.

         A designation of Beneficiary may be revoked by the Participant without the consent of any Beneficiary (or the Participant's Surviving Spouse) at any time before the commencement of the distribution of benefits. A Beneficiary designation or change or revocation of a Beneficiary designation shall be made in accordance with the procedures established by the Benefit Plan Administration Committee.

         If no designated Beneficiary shall be living at the death of the Participant and/or such Participant's Beneficiary designation is not valid and enforceable under applicable law or the procedures of the Benefit Plan Administration Committee, such Participant's Beneficiary of Beneficiaries shall be the person or persons in the first of the following classes of successive preference, if then living:

                    (a)      the Participant's spouse on the date of his death,

                    (b)      the Participant's children, equally,

                    (c)      the Participant's parents, equally,

                    (d)      the Participant's brothers and sisters, equally, or

                    (e)      the Participant's executors or administrators.

Payment to such one or more persons shall completely discharge the Plan and the Trustee with respect to the amount so paid.

         12.5       Distribution upon Termination of Employment.

                    (a) If a Participant's employment with the Affiliated Employers is terminated for any reason other than in accordance with Sections 12.1, 12.2, and 12.3, the balance to the credit of the Participant's Account shall be payable in a single lump sum. Such lump sum distribution shall be made as soon as practicable after the Participant's termination of employment, provided that one of the following conditions is met:

                           (1) the Participant's Account Balance does not exceed
                  $5,000 in accordance with Code Section 411(a)(11), or

                           (2) in accordance with Section 12.10, the Participant
                  elects to receive a distribution of his Account.

                    (b) A Participant who does not receive a distribution under
         Section 12.5(a)(1) may elect to defer the commencement of the distribution of his Account following the termination of his employment until a later Valuation Date, provided that such distribution shall commence not later than the date required under Section 12.6 of the Plan. Any deferred distribution of his entire account balance shall commence as soon as practicable in a lump sum after the Valuation Date selected by the Participant.

         12.6       Commencement of Benefits.

                    (a) Notwithstanding any other provision of the Plan, and except as further provided in Section 12.6(b) below, if the Participant does not elect to defer commencement of his benefit payments, the payment of his benefits shall begin at the Participant's election no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

                           (1) the Participant attains the earlier of age
                  sixty-five (65) or his Normal Retirement Date,

                           (2) the Participant's tenth (10th) anniversary of
                  participation under the Plan, or

                           (3) the Participant's separation from service with
                  the Affiliated Employers.

                  (b) In no event shall the distribution of amounts in a Participant's Account commence later than the April 1 of the calendar year following the calendar year in which the later of the following occurs:

                           (1)      the Participant attains age 70 1/2, or

                           (2) if the Participant is not a five percent owner as
                  defined in Code Section 416, the Participant retires.

                  Any distribution made under this Plan shall be made in accordance with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefits requirements under Code Section 401(a)(9)(G) and the Treasury Regulations thereunder.

         Any distribution made under this Plan shall be made in accordance with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefits requirements under Code Section 401(a)(9)(G) and the Treasury Regulations thereunder.

         12.7 Transfer to an Affiliated Employer. A transfer by a Participant from the Company to any other Affiliated Employer shall not be deemed to be a termination of employment with the Company.

         12.8 Distributions to Alternate Payees. If the Participant's Account under the Plan shall become subject to any domestic relations order which (a) is a qualified domestic relations order satisfying the requirements of Section 414(p) of the Code and (b) requires the immediate distribution in a single lump sum of the entire portion of the Participant's Account required to be segregated for the benefit of an alternate payee, then the entire interest of such alternate payee shall be distributed in a single lump sum within ninety (90) days following the Company's notification to the Participant and the alternate payee that the domestic relations order is qualified under Section 414(p) of the Code, or as soon as practicable thereafter. Such distribution to an alternate payee shall be made even if the Participant has not separated from the service of the Affiliated Employers. Any other distribution pursuant to a qualified domestic relations order shall not be made earlier than the Participant's termination of service, or his attainment of age fifty (50), if earlier, and shall not commence later than the date the Participant's (or his Beneficiary's) benefit payments otherwise commence. Such distribution to an alternate payee shall be made only in a manner permitted under Articles XII of the Plan.

         12.9 Requirement for Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article XII, a Distributee may elect, at the time and in the manner prescribed by the Benefit Plan Administration Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         12.10 Consent and Notice Requirements. If the value of the vested portion of a Participant's Account derived from the Company and Employee contributions exceeds $5,000 determined in accordance with the requirements of Code Section 411(a)(11), the Participant must consent to any distribution of such vested account balance prior to his Normal Retirement Date. The consent of the Participant shall be obtained in writing within the ninety-day period ending on the first day of the first period for which an amount is payable as an annuity or in any other form under this Plan.

         The Benefit Plan Administration Committee or its delegate shall notify the Participant of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code; such notification shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

         Distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

                  (a) the Benefit Plan Administration Committee informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option, and

                  (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         12.11 Form of Payment. All distributions under this Article XII shall be made in the form of cash, provided that the person entitled to such distribution may demand that all or a portion of the portion of any distribution be distributed in the form of Common Stock to the extent of the whole number of shares in the Participant's Account, with a cash adjustment for any fractional shares.

         12.12 Partial Distribution upon Termination of Employment. If a Participant's employment with the Affiliated Employers is terminated and such Participant is deemed not to have separated from service with the Affiliated Employers within the meaning of Code Section 401(k)(2)(B)(i)(I), such Participant, in addition to the withdrawal options available under Article XI, shall be entitled to elect a lump sum distribution of the entire balance to the credit of his Account less the amount credited to his Elective Employer Contribution subaccount. The amounts credited to his Elective Employer Contribution subaccount may be distributed in a lump sum distribution at such time permitted pursuant to Code Section 401(k)(2)(B)(i) and Section 4.4(c) hereof. Such lump sum distributions shall otherwise be subject to the provisions of this Article XII.

                                  ARTICLE XIII


                           ADMINISTRATION OF THE PLAN

13
         13.1 Membership of Benefit Plan Administration Committee. The Plan shall be administered by the Benefit Plan Administration Committee, which shall consist of such individuals as may be appointed from time to time by the Board of Directors or its delegate.

         13.2 Acceptance and Resignation. Any person appointed to be a member of the Benefit Plan Administration Committee shall signify his acceptance in writing to the Chairman of the Benefit Plan Administration Committee. Any member of the Benefit Plan Administration Committee may resign by delivering his written resignation to the Chairman of the Benefit Plan Administration Committee and such resignation shall become effective upon delivery or upon any later date specified therein.

         13.3 Transaction of Business. A majority of the members of the Benefit Plan Administration Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Benefit Plan Administration Committee may be made or taken by a majority of the members present at any meeting thereof or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

         13.4 Responsibilities in General. The Benefit Plan Administration Committee shall administer the Plan and shall have the discretionary authority, power, and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan and to control and manage the operation and administration of the Plan. The Benefit Plan Administration Committee shall have the discretion to interpret the Plan, including any ambiguities herein, and to determine the eligibility for benefits under the Plan in its sole discretion. The determination of the Benefit Plan Administration Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive, and binding on all persons, except as otherwise provided herein or by law, and may be relied upon by the Company, the Trustee, the Participants, and their Beneficiaries. Any discretionary action to be taken under the Plan by the Benefit Plan Administration Committee with respect to Employees and Participants or with respect to benefits shall be uniform in their nature and applicable to all persons similarly situated.

         13.5 Benefit Plan Administration Committee as Named Fiduciary. For the purpose of compliance with the provisions of ERISA, the Benefit Plan Administration Committee shall be deemed the administrator of the Plan as the term "administrator" is defined in ERISA, and the Benefit Plan Administration Committee shall be, with respect to the Plan, a named fiduciary as that term is defined in ERISA. For the purpose of carrying out its duties, the Benefit Plan Administration Committee may, in its discretion, allocate its responsibilities under the Plan among its members and may, in its discretion, designate persons (in writing or otherwise) other than members of the Benefit Plan Administration Committee to carry out such responsibilities of the Benefit Plan Administration Committee under the Plan as it may see fit.

         13.6 Rules for Plan Administration. The Benefit Plan Administration Committee may make and enforce rules and regulations for the administration of the Plan consistent with the provisions thereof and may prescribe the use of such forms or procedures as it shall deem appropriate for the administration of the Plan.

         13.7 Employment of Agents. The Benefit Plan Administration Committee may employ independent qualified public accountants, as such term is defined in ERISA, who may be accountants to the Company and any Affiliated Employer, legal counsel who may be counsel to The Southern Company and any Affiliated Employer, other specialists, and other persons as the Benefit Plan Administration Committee deems necessary or desirable in connection with the administration of the Plan. The Benefit Plan Administration Committee and any person to whom it may delegate (in writing or otherwise) any duty or power in connection with the administration of the Plan, the Company and the officers and directors thereof shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken, or suffered by them in good faith in reliance upon any independent qualified public accountant, counsel, or other specialist, or other person selected by the Benefit Plan Administration Committee, or in reliance upon any tables, evaluations, certificates, opinions, or reports which shall be furnished by any of them or by the Trustee.

         13.8 Co-Fiduciaries. It is intended that to the maximum extent permitted by ERISA, each person who is a fiduciary (as that term is defined in ERISA) with respect to the Plan shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations under the Plan and the Trust, as shall each person designated by any fiduciary to carry out any fiduciary responsibilities with respect to the Plan or the Trust. No fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person delegated to carry out any fiduciary or other responsibility under the Plan or the Trust.

         13.9 General Records. The Benefit Plan Administration Committee shall maintain or cause to be maintained an Account (and any separate subaccount) which accurately reflects the interest of each Participant, as provided for in
Section 9.1, and shall maintain or cause to be maintained all necessary books of account and records with respect to the administration of the Plan. The Benefit Plan Administration Committee shall mail or cause to be mailed to Participants reports to be furnished to Participants in accordance with the Plan or as may be required by ERISA. Any notices, reports, or statements to be given, furnished, made, or delivered to a Participant shall be deemed duly given, furnished, made, or delivered when addressed to the Participant and delivered to the Participant in person or mailed by ordinary mail to his address last communicated to the Benefit Plan Administration Committee or its delegate or of the Company.

         13.10 Liability of the Benefit Plan Administration Committee. In administering the Plan, except as may be prohibited by ERISA, neither the Benefit Plan Administration Committee nor any person to whom it may delegate in writing any duty or power in connection with administering the Plan shall be liable for any action or failure to act except for its or his own gross negligence or willful misconduct; nor for the payment of any amount under the Plan; nor for any mistake of judgment made by him or on his behalf as a member of the Benefit Plan Administration Committee; nor for any action, failure to act, or loss unless resulting from his own gross negligence or willful misconduct; nor for the neglect, omission, or wrongdoing of any other member of the Benefit Plan Administration Committee. No member of the Benefit Plan Administration Committee shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of the Benefit Plan Administration Committee.

         13.11 Reimbursement of Expenses and Compensation of Benefit Plan Administration Committee. Members of the Benefit Plan Administration Committee shall be reimbursed by the Company for expenses they may individually or collectively incur in the performance of their duties. Each member of the Benefit Plan Administration Committee who is a full-time employee of the Company shall serve without compensation for his services as such member; each other member of the Benefit Plan Administration Committee shall receive such compensation, if any, for his services as the Board of Directors may fix from time to time.

         13.12 Expenses of Plan and Trust Fund. Any expenses directly related to the investments of the Trust Fund, such as stock transfer taxes, brokerage commissions, investment management fees or other charges incurred in the acquisition or disposition of such investments, shall be paid from the Trust Fund (or from the particular Investment Fund to which such expenses relate) and shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. The expenses of establishment and administration of the Plan and the Trust Fund, including all fees of the Trustee, auditors, and counsel, shall be paid by the Company. Taxes, if any, on any assets held or income received by the Trustee and transfer taxes on the transfer of Common Stock from the Trustee to a Participant or his Beneficiary shall be charged appropriately against the Accounts of Participants as the Benefit Plan Administration Committee shall determine.

         13.13 Responsibility for Funding Policy. The Benefit Plan Administration Committee shall have responsibility for providing a procedure for establishing and carrying out a funding policy and method for the Plan consistent with the objectives of the Plan and the requirements of Title I of ERISA.

         13.14 Management of Assets. The Benefit Plan Administration Committee shall not have responsibility with respect to the control or management of the assets of the Plan. The Trustee shall have the sole responsibility for the administration of the assets of the Plan as provided in the Trust Agreement, except to the extent that an investment advisor (who qualifies as an Investment Manager as that term is defined in ERISA) who may be appointed by the Benefit Plan Administration Committee shall have responsibility for the management of the assets of the Plan, or some part thereof (including the powers to acquire and dispose of the assets of the Plan, or some part thereof).

         13.15 Notice and Claims Procedures. Consistent with the requirements of ERISA and the regulations thereunder of the Secretary of Labor from time to time in effect, the Benefit Plan Administration Committee shall:

                    (a) provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such Participant or Beneficiary, and

                    (b) afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying the claim.

         13.16 Bonding. Unless otherwise determined by the Board of Directors or required by law, no member of the Benefit Plan Administration Committee shall be required to give any bond or other security in any jurisdiction.

         13.17 Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary with respect to the Plan may serve as a fiduciary with respect to the Plan in addition to being an officer, employee, agent, or other representative of a party in interest, as that term is defined in ERISA.

         13.18 Change in Administrative Procedures. Notwithstanding any provision in the Plan to the contrary, the Benefit Plan Administration Committee shall be authorized to take whatever actions it deems necessary or appropriate in its discretion to implement administrative procedures, including, but not limited to, suspending plan participation (to the extent permitted by applicable law,) and suspending changes in investment directions and fund transfers, even though otherwise permitted or required under the Plan.

                                   ARTICLE XIV

                               TRUSTEE OF THE PLAN

14
         14.1 Trustee. The Company has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in the Plan. If the Board of Directors so determines, the Company may enter into a Trust Agreement or Trust Agreements with additional trustees. Any Trust Agreement may be amended by the Company from time to time in accordance with its terms. Any Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, administered, invested, and distributed by the Trustee, and that no part of the corpus or income of the Trust held by the Trustee shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, except as otherwise provided in the Plan. Any Trust Agreement may also provide that the investment and reinvestment of the Trust Fund, or any part thereof may be carried out in accordance with directions given to the Trustee by any Investment Manager or Investment Managers (as that term is defined in ERISA) who may be appointed by the Benefit Plan Administration Committee. The Board of Directors may remove any Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, the Board of Directors shall appoint a successor Trustee.

         14.2 Purchase of Common Stock. As soon as practicable after receipt of funds applicable to the purchase of Common Stock, the Trustee shall purchase Common Stock or cause Common Stock to be purchased. Such Common Stock may be purchased on the open market or by private purchase (including private purchases directly from The Southern Company); provided that (a) no private purchase may be made at any price greater than the last sale price or highest current independent bid price, whichever is higher, for Common Stock on the New York Stock Exchange, plus an amount equal to the commission payable in a stock exchange transaction; (b) if such private purchase shall be a purchase of Common Stock directly from The Southern Company, no commission shall be paid with respect thereto; and (c) the Trustee may purchase Common Stock directly from The Southern Company under the Dividend Reinvestment and Stock Purchase Plan of The Southern Company, as from time to time amended, or under any other similar plan made available to holders of record of shares of Common Stock which may be in effect from time to time, at the purchase price provided for in such plan. The Trustee may hold in cash, and may temporarily invest in short-term United States obligations, commercial paper, or certificates of deposit, funds applicable to the purchase of Common Stock pending investment of such funds in such Common Stock.


         14.3 Voting of Common Stock. Before each annual or special meeting of shareholders of The Southern Company, there shall be sent to each Participant a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Common Stock represented by the amount credited to such Participant's Account as of the record date of the Common Stock. Upon receipt of such instructions by the Trustee or its designated agent, the Trustee shall vote such Common Stock as instructed by the Participant. If a Participant does not provide the Trustee or its designated agent with timely voting instructions for the Trustee, the Benefit Plan Administration Committee or its delegate may direct the Trustee how to vote such Participant's shares. If the Benefit Plan Administration Committee or its delegate does not provide the Trustee or its designated agent with timely voting instructions, the Trustee, if required to do so by applicable law, may vote such Participant's shares. The Benefit Plan Administration Committee or its delegate may direct the Trustee with respect to voting unallocated shares of Common Stock, if any. If the Benefit Plan Administration Committee or its delegate does not provide the Trustee or its designated agent with timely voting instructions, the Trustee, if required to do so by applicable law, may vote such unallocated shares.

         14.4 Voting of Other Investment Fund Shares. The Benefit Plan Administration Committee or its delegate may direct the Trustee with respect to voting the shares in any Investment Fund other than the Company Stock Fund. To the extent an Investment Manager has been designated with respect to an Investment Fund, such Investment Manager (and not the Benefit Plan Administration Committee) shall direct the Trustee with respect to voting the shares in such Investment Fund. If the Investment Manager does not direct the Trustee with respect to voting such shares, the Benefit Plan Administration Committee may direct the Trustee with respect to voting such shares. If the Benefit Plan Administration Committee does not provide the Trustee or its designated agent with timely voting instructions, the Trustee, if required to do so by applicable law, may vote such shares.

         14.5 Uninvested Amounts. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan.

         14.6 Independent Accounting. The Board of Directors shall select a firm of independent public accountants to examine and report annually on the financial position and the results of operation of the Trust forming a part of the Plan.

                                   ARTICLE XV

                      AMENDMENT AND TERMINATION OF THE PLAN

15
         15.1 Amendment of the Plan. The Plan may be amended or modified by the Board of Directors pursuant to its written resolutions at any time and from time to time; provided, however, that no such amendment or modification shall make it possible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan, including such part as is required to pay taxes and administration expenses of the Plan. The Plan may also be amended or modified by the Benefit Plan Administration Committee (a) if such amendment or modification does not involve a substantial increase in cost to the Company, or
(b) as may be necessary, proper, or desirable in order to comply with laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualification of the Plan under Sections 401(a) and 501(a) of the Code and the applicable provisions of ERISA.

         No amendment to the Plan shall have the effect of decreasing a Participant's vested interest in his Account, determined without regard to such amendment, as of the later of the date such amendment is adopted or the date it becomes effective. In addition, if the vesting schedule of the Plan is amended, any Participant who has completed at least three (3) Years of Service and whose vested interest is at any time adversely affected by such amendment may elect to have his vested interest determined without regard to such amendment during the election period defined under Section 411(a)(10) of the Code. Finally, no amendment shall eliminate an optional form of benefit in violation of Code
Section 411(d)(6).

         15.2 Termination of the Plan. It is the intention of the Company to continue the Plan indefinitely. However, the Board of Directors pursuant to its written resolutions may at any time and for any reason suspend or terminate the Plan or suspend or discontinue the making of contributions of all Participants and of contributions by the Company.

         In the event of termination of the Plan or partial termination or upon complete discontinuance of contributions under the Plan by the Company, the amount to the credit of the Account of each Participant affected by such termination or discontinuance shall be determined as of the next Valuation Date and shall be distributed to him or his Beneficiary thereafter at such time or times and in such nondiscriminatory manner as is determined by the Benefit Plan Administration Committee in compliance with the restrictions on distributions set forth in Code Section 401(k).

         15.3 Merger or Consolidation of the Plan. The Plan shall not be merged or consolidated with nor shall any assets or liabilities thereof be transferred to any other plan unless each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XVI

                               GENERAL PROVISIONS

16
         16.1 Plan Not an Employment Contract. The Plan shall not be deemed to constitute a contract between an Affiliated Employer and any Employee, nor shall anything herein contained be deemed to give any Employee any right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant.

         16.2 No Right of Assignment or Alienation. Except as may be otherwise permitted or required by law, no right or interest in the Plan of any Participant or Beneficiary and no distribution or payment under the Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer (except by death), assignment (either at law or in equity), pledge, encumbrance, charge, attachment, garnishment, levy, execution, or other legal or equitable process, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, attach, garnish, levy, or execute or enforce any other legal or equitable process against the same shall be void, nor shall any such right, interest, distribution, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right, interest, distribution, or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any such right, interest, distribution, or payment, voluntarily or involuntarily, or if any action shall be taken which is in violation of the provisions of the immediately preceding sentence, the Benefit Plan Administration Committee may hold or apply or cause to be held or applied such right, interest, distribution, or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as is in accordance with applicable law.

         Notwithstanding the above, the Benefit Plan Administration Committee and the Trustee shall comply with any domestic relations order (as defined in Section 414(p)(1)(B) of the Code) which is a qualified domestic relations order satisfying the requirements of Section 414(p) of the Code. The Benefit Plan Administration Committee shall establish procedures for (a) notifying Participants and alternate payees who have or may have an interest in benefits which are the subject of domestic relations orders, (b) determining whether such domestic relations orders are qualified domestic relations orders under Section 414(p) of the Code, and (c) distributing benefits which are subject to qualified domestic relations orders. In addition, a Participant's benefits may be offset pursuant to a judgment, order, decree issued, or settlement agreement entered into on or after August 5, 1997, if and to the extent that such offset is permissible or required under Code Section 401(a)(13).

         16.3 Payment to Minors and Others. If the Benefit Plan Administration Committee determines that any person entitled to a distribution or payment from the Trust Fund is an infant or incompetent or is unable to care for his affairs by reason of physical or mental disability, it may cause all distributions or payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of payments so made. Payments made pursuant to this provision shall completely discharge the Company, the Trustee, and the Benefit Plan Administration Committee with respect to the amounts so paid. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Trustee or the Company, except as specifically provided herein.

         16.4 Source of Benefits. The Trust Fund established under the Plan shall be the sole source of the payments or distributions to be made in accordance with the Plan. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Trustee or the Company, except as specifically provided herein.

         16.5 Unclaimed Benefits. If the Benefit Plan Administration Committee is unable, within five (5) years after any distribution becomes payable to a Participant or Beneficiary, to make or direct payment to the person entitled thereto because the identity or whereabouts of such person cannot be ascertained, notwithstanding the mailing of due notice to such person at his last known address as indicated by the records of either the Benefit Plan Administration Committee or the Company, then such benefit or distribution will be disposed of as follows:

                    (a) If the whereabouts of the Participant is unknown to the Benefit Plan Administration Committee, distribution will be made to the Participant's Beneficiary or Beneficiaries.

                    Payment to such one or more persons shall completely discharge the Company, the Trustee, and the Benefit Plan Administration Committee with respect to the amounts so paid.

                    (b) If none of the persons described in (a) above, can be located, then the benefit payable under the Plan shall be forfeited and shall be applied to reduce future Employer Matching Contributions. Notwithstanding the foregoing sentence, such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

         16.6 Governing Law. The provisions of the Plan and the Trust shall be construed, administered, and enforced in accordance with the laws of the State of Georgia, except to the extent such laws are preempted by the laws of the United States.

         IN WITNESS WHEREOF, the Company has caused this Southern Energy, Inc. Savings Plan for Collectively-Bargained Employees effective as of January 1, 1998, to be executed this day of , 1997.


                                     SOUTHERN ENERGY, INC.



                                     By:________________________________

                                     Its:_______________________________


                                     Attest:

                                     By:________________________________

                                     Its:_______________________________

                                   Schedule A

                      Steelworkers of America Local #12502

         The provisions of this Schedule A shall apply only to Employees described above and this schedule shall not otherwise modify the provisions of the Plan.

A.1 Section 2.47 - For all purposes under the Plan, Section 2.47 of the Plan, which defines Year of Service, shall include for Eligible Employees who are Employees on January 1, 1998 any Years of Service credited under the Commonwealth Edison Employee Savings and Investment Plan.

A.2      Section 4.1 - Rate of Elective Employer Contributions:

               1% to 16% of Compensation

A.3      Section 4.6 - Rate of Voluntary Participant Contributions:

               1% to 16% of Compensation

A.4      Section 5.1 - Rate of Employer Matching Contributions:

               75% of the Participant's Elective Employer Contributions and
              Voluntary Participant Contributions during each payroll period, but such Employer Matching Contributions shall not exceed six percent (6%) of the Participant's Compensation for such payroll period.